UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

CMGI, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23262	04-2921333
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1100 Winter Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modifications to Rights of Security Holders.

On October 31, 2007, CMGI, Inc. (the “Company”) filed a Certificate of Amendment of Restated Certificate of Incorporation, as amended (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a one-for-ten reverse stock split of the Common Stock of the Company (the “Reverse Stock Split”), effective at 11:59 p.m. on October 31, 2007, as described in Item 5.03 below. The Reverse Stock Split had been approved by the Board of Directors on September 13, 2006 and by the Company’s stockholders at the Annual Meeting of Stockholders on December 6, 2006. On September 25, 2007, the Board of Directors authorized the Company to proceed with the Reverse Stock Split. Pursuant to the Reverse Stock Split, each ten shares of Common Stock of the Company were combined and were reclassified into one share of Common Stock of the Company, and the number of issued and outstanding shares of Common Stock of the Company was proportionally reduced, in both cases without any change to the authorized number of shares of Common Stock or in the par value of such shares. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who are entitled to fractional shares will receive cash in lieu of receiving fractional shares at a rate of $13.40 per share (the average closing price of the Common Stock for the five trading days preceding the Reverse Stock split, after giving effect to the Reverse Stock split). The exercise price, as well as the number of shares of Common Stock to be issued upon exercise of the Company’s outstanding stock options, were proportionately adjusted to reflect the Reverse Stock Split. The number of shares reserved for issuance under the Company’s equity compensation plans were also reduced proportionately.

As of the opening of the Nasdaq Global Market on November 1, 2007, the Company’s Common Stock began trading on a split-adjusted basis under the trading symbol “CMGID”. After a period of 20 trading days the trading symbol will return to “CMGI”.

On November 1, 2007, the Company issued a press release announcing the completion of the Reverse Stock Split described above. A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Reverse Stock Split described above, the Company revised its specimen certificate of Common Stock, $0.01 par value per share, to reflect a new CUSIP number. A copy of the revised specimen certificate is filed herewith as Exhibit 4.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 31, 2007, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. The Certificate of Amendment became effective at 11:59 p.m., Eastern time, on October 31, 2007. A copy of the Certificate of Amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment of Restated Certificate of Incorporation, as amended of CMGI, Inc. filed with the Secretary of State of the State of Delaware on October 31, 2007.

4.1	Specimen Certificate of Common Stock of the Registrant.

99.1	Press Release of the Registrant, dated November 1, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMGI, Inc.

Date: November 5, 2007	By:	/s/ Peter L. Gray
Peter L. Gray Executive Vice President, General Counsel and Secretary